Exhibit 99 Press release titled "Household Reports Highest Quarterly Net Income in its 123-Year History" dated October 17, 2001.

Household Reports Highest Quarterly Net Income in its 123-Year History Thirteenth Consecutive Record Quarter

o Earnings Per Share Increases 14%, to $1.07
o Net Income Rises to $504 Million
o Receivables Up 15%, to $95.7 Billion
o Revenues Grow 19%

Prospect Heights, IL, October 17, 2001 -- Household International (NYSE: HI) today reported the highest quarterly net income in the company's 123-year history and its thirteenth consecutive record quarter. Earnings per share of $1.07 rose 14 percent from $.94 the prior year. Net income increased 12 percent, to $504 million, from $451 million in the third quarter of 2000.

"Household's performance this year has been outstanding, even as the economy has continued to weaken," said William F. Aldinger, chairman and chief executive officer. "The third quarter was no exception. Receivable and revenue growth were strong, and credit performance was within our expectations. We further strengthened our balance sheet and continued to repurchase shares.

"All of our businesses contributed to our excellent results this quarter," Aldinger added. "Our product diversity and variety of distribution channels give us the flexibility to react to changes in the credit environment and consumer demand.

"The strength of our franchise gives me confidence that we will achieve the high end of our earnings target of 13 to 15 percent EPS growth for the year," Aldinger concluded.

Receivable Growth
The company's managed portfolio grew to $95.7 billion at the end of the third quarter, up 15 percent from the prior year. Despite the slowing economy, all consumer products reported solid growth. Growth in the real estate secured portfolio was strongest, with a 19 percent increase from a year ago. This portfolio comprises nearly 44 percent of total managed receivables. The company believes this provides important protection in an environment of weaker consumer credit and higher bankruptcy levels.

On a sequential basis, managed receivables grew over $4 billion, or an annualized 18 percent, led by strong growth in loan products sold through the HFC and Beneficial branch network.

Revenues
Managed net revenues grew $422 million, or 19 percent, from a year ago. An expanded net interest margin, increased fee income and higher receivable volume drove the increase.

Compared to a year ago, Household's managed net interest margin grew $381 million, or 23 percent, to $2 billion. The company's managed net interest margin percent widened to 8.57 percent from 7.95 percent a year ago. Lower funding costs were the primary driver of the expansion.

Managed fee income increased $28 million, or 7 percent, compared to the third quarter of 2000, principally reflecting higher levels of credit card fees.

The company's risk adjusted revenue (managed net revenues less securitization revenues and chargeoffs) expanded to 7.72 percent from 7.45 percent a year ago.

Operating Expenses
Operating expenses rose 21 percent from a year ago, as the company added sales and collection personnel to support its growing portfolio. Higher levels of sales incentives, marketing and technology spending also drove the increase. Household's efficiency ratio was 34.3 percent in the third quarter, compared to
33.8 percent a year ago.

Credit Quality and Loss Reserves
At September 30th, the managed delinquency ratio (60+days) was 4.43 percent, compared to 4.27 percent in the second quarter and 4.21 percent a year ago. The sequential increase was across all products and was well within company expectations. The annualized managed net chargeoff ratio for the third quarter was 3.74 percent, up slightly from 3.71 percent in the second quarter. The managed net chargeoff ratio was 3.47 percent in the prior-year quarter.

Managed credit loss reserves increased by $99 million during the quarter, to $3.6 billion. Compared to a year ago, credit loss reserves were up $569 million. The ratio of reserves-to-managed receivables was 3.72 percent at September 30th, compared to 3.58 percent a year earlier. Reserves-to-nonperforming loans were
103.9 percent at September 30th, compared to 106.7 percent a year ago.


Capital
The ratio of tangible equity to tangible managed assets improved to 7.82 percent at September 30th, from 7.33 percent a year earlier. On September 27, 2001, Household issued $300 million of 7.50 percent cumulative preferred stock.

In connection with its $2 billion share repurchase program, announced on March 9, 1999, Household bought back 4.1 million shares in the third quarter, totaling $237 million. For the first nine months of the year, the company has repurchased
15.2 million shares under the program.

At September 30th, Household had agreements with third parties to purchase, on a forward basis, approximately 5.7 million shares of common stock at a weighted average price of $63.17 per share.


Notice of Live Webcast
Household will broadcast its third quarter earnings teleconference call over the Internet on its website at www.household.com. The call will begin at 8:30 a.m. Central Daylight Time on October 17, 2001. A replay will also be available shortly after the end of the call.

Household's businesses are leading providers of consumer loan, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household's largest business, founded in 1878, operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private label and general purpose credit cards, including The GM Card(R) and the AFL-CIO's Union Plus(R) card. For more information, visit the company's web site at www.household.com.

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's Annual Report on Form 10-K, filed with the SEC.

September 30, 2001 - Quarterly Highlights
-------------------------------------------------------------------------------
Summary Managed Income Statement    Three Months Ended      % Change from Prior
                                -----------------------------------------------
($ millions)                     9/30/01    6/30/01    9/30/00   Qtr.    Year
--------------------------------------------------------------------------------
Managed-basis net interest
   margin and other revenues(1)  $2,635.7  $ 2,487.2  $ 2,213.4     6.0%  19.1%
Managed-basis provision for
   credit losses (1)                966.8      934.8      774.9     3.4   24.8
Operating expenses                  905.3      882.7      747.7     3.0   21.1
-------------------------------------------------------------------------------
Income before income taxes          763.6      669.7      690.8    14.0   10.5
Income taxes                        259.8      230.7      239.6    12.6    8.4
-------------------------------------------------------------------------------
Net income                       $  503.8   $  439.0   $  451.2    14.8   11.7
-------------------------------------------------------------------------------

Common Stock Data
-------------------------------------------------------------------------------
Basic earnings per common share  $   1.09     $  .94   $    .95    16.0%  14.7%
Diluted earnings per common share    1.07        .93        .94    15.1   13.8
-------------------------------------------------------------------------------
Average common shares (millions) 461.3 463.0 472.4 (0.4) (2.3) Average common and equivalent
   shares (millions)                467.7      469.6      477.6    (0.4)  (2.1)
-------------------------------------------------------------------------------
Common stock price:
     High                       $   69.49   $  69.98   $  57.44    (0.7)  21.0
     Low                            48.00      57.45      41.00   (16.4)  17.1
     Period end                     56.38      66.70      56.63   (15.5)  (0.4)
-------------------------------------------------------------------------------
Dividends declared per common
   share                        $     .22   $    .22   $    .19       -   15.8
Book value per common share         18.59      17.94      16.00     3.6   16.2
-------------------------------------------------------------------------------

Key Ratios
-------------------------------------------------------------------------------
Return on average common
   shareholders' equity              23.6%      21.4%      24.2%   10.3%  (2.5)%
Return on average owned assets       2.42       2.21       2.48    10.0   (2.4)
Return on average managed assets     1.96       1.78       1.98    10.1   (1.0)
Managed efficiency ratio             34.3       35.5       33.8    (3.4)   1.5
Managed net interest margin          8.57       8.34       7.95     2.8    7.8
Total shareholders' equity as a
   percent of managed assets         9.39       9.28       9.06     1.2    3.6
Tangible equity to tangible
   managed assets                    7.82       7.61       7.33     2.8    6.7
--------------------------------------------------------------------------------

(1) To aid analysis, net interest margin, other revenues, and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio. Policyholders' benefits have been netted against other revenues.

Yearly Highlights
--------------------------------------------------------------------------------
Summary Managed Income Statement               Nine Months Ended
                                             --------------------
($ millions)                                  9/30/01    9/30/00       % Change
--------------------------------------------------------------------------------
Managed-basis net interest margin and
   other revenues (1)                     $  7,604.4   $ 6,471.1        17.5 %
Managed-basis provision for credit
   losses (1)                                2,834.4     2,335.4        21.4
Operating expenses                           2,671.1     2,294.0        16.4
-------------------------------------------------------------------------------
Income before income taxes                   2,098.9     1,841.7        14.0
Income taxes                                   724.3       633.7        14.3
-------------------------------------------------------------------------------
Net income                                $  1,374.6   $ 1,208.0        13.8
-------------------------------------------------------------------------------

Common Stock Data
-------------------------------------------------------------------------------
Basic earnings per common share            $    2.95   $    2.54        16.1 %
Diluted earnings per common share               2.91        2.52        15.5
-------------------------------------------------------------------------------
Average common shares (millions)           $   463.5       472.1        (1.8)
Average common and equivalent shares
   (millions)                                  469.7       476.2        (1.4)
-------------------------------------------------------------------------------
Common stock price:
     High                                  $   69.98   $   57.44        21.8
     Low                                       48.00       29.50        62.7
     Period end                                56.38       56.63         (.4)
-------------------------------------------------------------------------------
Dividends declared per common share        $     .63   $     .55        14.5
-------------------------------------------------------------------------------


Key Ratios
-------------------------------------------------------------------------------
Return on average common shareholders'
   equity                                       22.2 %      22.6 %      (1.8)%
Return on average owned assets                  2.28        2.38        (4.2)
Return on average managed assets                1.84        1.87        (1.6)
Managed efficiency ratio                        35.1        35.5        (1.1)
Managed net interest margin                     8.38        8.13         3.1

Consolidated Statements of Income - Owned Basis

Three Months
-------------------------------------------------------------------------------
                     Three Months Ended % Change from Prior
                                -------------------------    ------------------
($ millions)                    9/30/01    6/30/01   9/30/00      Qtr.   Year
-------------------------------------------------------------------------------
Finance and other interest
   income                      $2,536.6   $2,451.2  $2,270.4      3.5%  11.7%
Interest expense                1,035.2    1,048.4   1,057.2     (1.3)  (2.1)
-------------------------------------------------------------------------------
Net interest margin             1,501.4    1,402.8   1,213.2      7.0   23.8
Provision for credit losses
   on owned receivables           722.9      657.1     524.4     10.0   37.9
-------------------------------------------------------------------------------
Net interest margin after
   provision for credit losses    778.5      745.7     688.8      4.4   13.0
-------------------------------------------------------------------------------
Securitization revenue            454.3      400.6     379.9      13.4  19.6
Insurance revenue                 169.2      159.3     146.7       6.2  15.3
Investment income                  42.3       37.8      43.9      11.9  (3.6)
Fee income                        250.6      232.7     216.2       7.7  15.9
Other income                       51.5       49.4      30.1       4.3  71.1
-------------------------------------------------------------------------------
Total other revenues              967.9      879.8     816.8      10.0  18.5
-------------------------------------------------------------------------------
Salaries and fringe benefits      408.3      387.2     333.0       5.4  22.6
Sales incentives                   74.1       73.6      53.1       0.7  39.5
Occupancy and equipment expense    86.1       83.7      78.4       2.9   9.8
Other marketing expenses          127.1      129.0     108.2      (1.5) 17.5
Other servicing and
   administrative expenses        172.3      171.7     136.0       0.3  26.7
Amortization of acquired
   intangibles and goodwill        37.4       37.5      39.0      (0.3) (4.1)
Policyholders' benefits            77.5       73.1      67.1       6.0  15.5
-------------------------------------------------------------------------------
Total costs and expenses          982.8      955.8     814.8       2.8  20.6
-------------------------------------------------------------------------------
Income before income taxes        763.6      669.7     690.8      14.0  10.5
Income taxes                      259.8      230.7     239.6      12.6   8.4
-------------------------------------------------------------------------------
Net income                        503.8      439.0     451.2      14.8  11.7
Preferred dividends                (2.9)      (2.3)     (2.3)     26.1  26.1
-------------------------------------------------------------------------------
Earnings available to common
   shareholders                  $500.9     $436.7    $448.9      14.7% 11.6%
-------------------------------------------------------------------------------
Effective tax rate                 34.0%      34.4%     34.7%     (1.2)%(2.0)%
-------------------------------------------------------------------------------

Nine Months
------------------------------------------------------------------------------
($ millions)                               9/30/01      9/30/00     % Change
------------------------------------------------------------------------------
Finance and other interest income        $ 7,418.1    $  6,278.7      18.1  %
Interest expense                           3,190.4       2,811.9      13.5
------------------------------------------------------------------------------
Net interest margin                        4,227.7       3,466.8      21.9
Provision for credit losses on
   owned receivables                       2,083.6       1,542.1      35.1
------------------------------------------------------------------------------
Net interest margin after provision
   for credit losses                       2,144.1       1,924.7      11.4
------------------------------------------------------------------------------
Securitization revenue                     1,261.2       1,081.9      16.6
Insurance revenue                            487.1         413.5      17.8
Investment income                            121.9         127.2      (4.2)
Fee income                                   721.2         591.4      21.9
Other income                                 262.6         195.3      34.5
------------------------------------------------------------------------------
Total other revenues                       2,854.0       2,409.3      18.5
------------------------------------------------------------------------------
Salaries and fringe benefits               1,173.1         956.6      22.6
Sales incentives                             202.2         153.3      31.9
Occupancy and equipment expense              253.3         229.5      10.4
Other marketing expenses                     391.3         366.6       6.7
Other servicing and administrative
    expenses                                 537.4         466.9      15.1
Amortization of acquired intangibles
    and goodwill                             113.8         121.1      (6.0)
Policyholders' benefits                      228.1         198.3      15.0
------------------------------------------------------------------------------
Total costs and expenses                   2,899.2       2,492.3      16.3
------------------------------------------------------------------------------
Income before income taxes                 2,098.9       1,841.7      14.0
Income taxes                                 724.3         633.7      14.3
------------------------------------------------------------------------------
Net income                                 1,374.6       1,208.0      13.8
Preferred dividends                           (7.5)         (6.9)      8.7
------------------------------------------------------------------------------
Earnings available to common
    shareholders                         $ 1,367.1     $ 1,201.1      13.8  %
------------------------------------------------------------------------------
Effective tax rate                            34.5 %        34.4 %     0.3  %
------------------------------------------------------------------------------




Balance Sheet Data
--------------------------------------------------------------------------------
($ millions)                              9/30/01      6/30/01        9/30/00
--------------------------------------------------------------------------------
Owned assets                           $ 85,177.8   $ 80,977.6     $ 73,728.6
Managed assets                          105,244.2    100,761.3       92,596.1
Managed receivables                      95,655.1     91,538.5       83,453.9
Debt                                     71,676.5     67,792.1       61,900.6
Trust originated preferred securities       875.0        875.0          675.0
Preferred stock                             455.8        164.4          164.4
Common shareholders' equity               7,922.8      7,896.4        7,550.4
Total shareholders' equity as a percent
   of managed assets                         9.39 %       9.28 %         9.06 %
Tangible equity to tangible managed
   assets                                    7.82         7.61           7.33
--------------------------------------------------------------------------------

Consolidated Statements of Income - Managed Basis

Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related revenue related to receivables sold are reclassified from securitization revenue into the appropriate caption.

Three Months
---------------------------------------------------------------------------------------------------------------------------------
                                                                   Three Months Ended                       % Change from Prior
                                        -----------------------------------------------------------------   -------------------
($ millions)                                 9/30/01       (1)       6/30/01      (1)     9/30/00    (1)       Qtr.     Year
---------------------------------------------------------------------------------------------------------------------------------
Finance and other interest income         $  3,304.8      13.99 %  $ 3,216.8     14.17% $ 3,033.9  14.67%      2.7 %    8.9 %
Interest expense                             1,280.7       5.42      1,322.5      5.83    1,390.6   6.72      (3.2)    (7.9)
---------------------------------------------------------------------------------------------------------------------------------
Net interest margin                          2,024.1       8.57 %    1,894.3      8.34%   1,643.3   7.95%      6.9     23.2
Provision for credit losses                    966.8                   934.8                774.9              3.4     24.8
Net interest margin after provision
   for credit losses                         1,057.3                   959.5                868.4              10.2    21.8
---------------------------------------------------------------------------------------------------------------------------------
Insurance revenue                              169.2                   159.3                146.7               6.2    15.3
Investment income                               42.3                    37.8                 43.9              11.9    (3.6)
Fee income                                     407.9                   396.3                380.3               2.9     7.3
Securitization related revenue                  18.2                    23.2                 36.2             (21.6)  (49.7)
Other income                                    51.5                    49.4                 30.1               4.3    71.1
---------------------------------------------------------------------------------------------------------------------------------
Total other revenues                           689.1                   666.0                637.2               3.5     8.1
Operating expenses and policyholders'
    benefits                                   982.8                   955.8                814.8               2.8    20.6
---------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                     763.6                   669.7                690.8              14.0    10.5
Income taxes                                   259.8                   230.7                239.6              12.6     8.4
---------------------------------------------------------------------------------------------------------------------------------
Net income                               $     503.8              $    439.0            $   451.2              14.8    11.7
---------------------------------------------------------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured                 $  40,779.9              $  38,779.6           $ 34,617.3             5.2 %   17.8 %
     Auto finance                            5,507.6                  4,947.9              4,116.9            11.3     33.8
     MasterCard/Visa (2)                    17,361.4                 16,969.9             16,193.1             2.3      7.2
     Private label                          12,178.2                 11,971.1             11,088.1             1.7      9.8
     Other unsecured                        17,261.5                 16,691.5             15,123.7             3.4     14.1
     Commercial and other                      545.4                    566.9                664.3            (3.8)   (17.9)
---------------------------------------------------------------------------------------------------------------------------------
     Total                                  93,634.0                 89,926.9             81,803.4             4.1     14.5
Average noninsurance investments               395.1                    420.9                471.4            (6.1)   (16.2)
Other interest-earning assets                  460.7                    454.6                436.7             1.3      5.5
---------------------------------------------------------------------------------------------------------------------------------
Average managed interest-earning assets   $ 94,489.8               $ 90,802.4           $ 82,711.5             4.1 %   14.2 %
---------------------------------------------------------------------------------------------------------------------------------

(1) % Columns: comparison to average managed interest-earning assets, annualized.
(2) MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.

Summary of Securitization Related Revenue
-----------------------------------------------------------------------
                               Three Months Ended
-----------------------------------------------------------------------
($ millions)                    9/30/01         6/30/01        9/30/00
-----------------------------------------------------------------------
Gross gains                   $  152.4       $   160.4        $  142.5
Amortization                    (134.2)         (137.2)         (106.3)
-----------------------------------------------------------------------
Securitization related revenue    18.2            23.2            36.2
Over-the-life provision on
    new transactions             113.9           120.4           101.4
-----------------------------------------------------------------------
Net effect of securitization
    activity                   $ (95.7)        $ (97.2)       $  (65.2)
-----------------------------------------------------------------------
Receivables securitized       $1,191.9        $1,371.6        $1,705.6
-----------------------------------------------------------------------

Nine Months
------------------------------------------------------------------------------
                                      Nine Months Ended
                              -----------------------------------
($ millions)                      9/30/01   (1)      9/30/00   (1)   % Change
------------------------------------------------------------------------------
Finance and other interest
   income                        $ 9,768.4 14.24 %  $ 8,519.2 14.54%   14.7 %
Interest expense                   4,020.2  5.86      3,755.6  6.41     7.0
------------------------------------------------------------------------------
Net interest margin                5,748.2  8.38 %    4,763.6  8.13%   20.7
Provision for credit losses        2,834.4            2,335.4          21.4
------------------------------------------------------------------------------
Net interest margin after
   provision for credit losses     2,913.8            2,428.2          20.0
------------------------------------------------------------------------------
Insurance revenue                    487.1              413.5          17.8
Investment income                    121.9              127.2          (4.2)
Fee income                         1,197.4            1,066.4          12.3
Securitization related revenue        15.3              103.4         (85.2)
Other income                         262.6              195.3          34.5
------------------------------------------------------------------------------
Total other revenues               2,084.3            1,905.8           9.4
------------------------------------------------------------------------------
Operating expenses and
   policyholders' benefits         2,899.2            2,492.3          16.3
------------------------------------------------------------------------------
Income before income taxes         2,098.9            1,841.7          14.0
Income taxes                         724.3              633.7          14.3
------------------------------------------------------------------------------
Net income                       $ 1,374.6          $ 1,208.0          13.8
------------------------------------------------------------------------------
Average managed receivables:
     Real estate secured        $ 38,966.0         $ 31,395.4          24.1 %
     Auto finance                  5,046.2            3,638.0          38.7
     MasterCard/Visa (2)          17,150.4           15,870.3           8.1
     Private label                12,054.1           11,074.8           8.8
     Other unsecured              16,773.3           14,387.7          16.6
     Commercial and other            564.6              718.1         (21.4)
------------------------------------------------------------------------------
     Total                        90,554.6           77,084.3          17.5
Average noninsurance investments     447.9              564.1         (20.6)
Other interest-earning assets        454.6              431.3           5.4
------------------------------------------------------------------------------
Average managed interest-earning
    assets                      $ 91,457.1         $ 78,079.7           17.1 %
------------------------------------------------------------------------------



                                       Nine Months Ended
----------------------------------------------------------------------------
($ millions)                            9/30/01          9/30/00
----------------------------------------------------------------------------
Gross gains                             $ 418.7          $ 403.7
Amortization                             (403.4)          (300.3)
----------------------------------------------------------------------------
Securitization related revenue             15.3            103.4
Over-the-life provision on new
     transactions                         314.0            295.7
----------------------------------------------------------------------------
Net effect of securitization activity  $ (298.7)       $  (192.3)
----------------------------------------------------------------------------
Receivables securitized               $ 3,465.5       $  4,181.6
----------------------------------------------------------------------------

Receivables Analysis

End of Period Managed Receivables
------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % Change from Prior
                                                                                                          --------------------
($ millions)                                         9/30/01             6/30/01             9/30/00          Qtr.     Year
------------------------------------------------------------------------------------------------------------------------------
Real estate secured                               $ 41,930.9          $ 39,806.5          $ 35,289.0           5.3 %   18.8 %
Auto finance                                         5,869.2             5,159.6             4,329.5          13.8     35.6
MasterCard/Visa                                     17,303.7            17,043.4            16,376.8           1.5      5.7
Private label                                       12,386.4            11,980.0            11,278.0           3.4      9.8
Other unsecured                                     17,631.5            16,991.5            15,538.3           3.8     13.5
Commercial and other                                   533.4               557.5               642.3          (4.3)   (17.0)
--------------------------------------------------------------------------------------------------------------------------------
Managed portfolio                                 $ 95,655.1          $ 91,538.5          $ 83,453.9           4.5 %   14.6 %
--------------------------------------------------------------------------------------------------------------------------------
Receivables (% of Managed Portfolio)
------------------------------------------------------------------------------------------------------------------------------
Real estate secured                                     43.8 %              43.5 %              42.3 %
Auto finance                                             6.1                 5.6                 5.2
MasterCard/Visa                                         18.1                18.6                19.6
Private label                                           13.0                13.1                13.5
Other unsecured (1)                                     18.4                18.6                18.6
Commercial and other                                     0.6                 0.6                 0.8
------------------------------------------------------------------------------------------------------------------------------
Total                                                  100.0 %             100.0 %             100.0 %
-----------------------------------------------------------------------------------------------------------------------------
End of Period Receivables ($ millions)
------------------------------------------------------------------------------------------------------------------------------
Owned receivables:
    Real estate secured                           $ 40,822.3          $ 38,600.7          $ 33,595.1           5.8 %   21.5 %
    Auto finance                                     2,340.1             2,039.0             1,917.7          14.8     22.0
    MasterCard/Visa                                  8,066.9             7,915.7             7,203.0           1.9     12.0
    Private label                                   10,736.4            10,330.0            10,128.0           3.9      6.0
    Other unsecured                                 13,089.6            12,311.9            11,100.3           6.3     17.9
    Commercial and other                               533.4               557.5               642.3          (4.3)   (17.0)
------------------------------------------------------------------------------------------------------------------------------
Total owned receivables                             75,588.7            71,754.8            64,586.4           5.3     17.0
------------------------------------------------------------------------------------------------------------------------------
Accrued finance charges                              1,512.4             1,418.6             1,187.2           6.6     27.4
Credit loss reserve for owned receivables           (2,476.6)           (2,376.5)           (2,009.2)          4.2     23.3
Unearned credit insurance premiums and
    claims reserves                                   (888.2)             (832.4)             (646.0)          6.7     37.5
Amounts due and deferred from receivables sales      2,430.4             2,325.3             2,231.2           4.5      8.9
Reserve for receivables serviced with limited
    recourse                                        (1,078.4)           (1,080.0)             (976.8)         (0.1)    10.4
------------------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                        75,088.3            71,209.8            64,372.8           5.4     16.6
------------------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
     Real estate secured                             1,108.6             1,205.8             1,693.9          (8.1)   (34.6)
     Auto finance                                    3,529.1             3,120.6             2,411.8          13.1     46.3
     MasterCard/Visa                                 9,236.8             9,127.7             9,173.8           1.2       .7
     Private label                                   1,650.0             1,650.0             1,150.0             -     43.5
     Other unsecured                                 4,541.9             4,679.6             4,438.0          (2.9)     2.3
------------------------------------------------------------------------------------------------------------------------------
Total receivables serviced with limited
    recourse                                        20,066.4            19,783.7            18,867.5           1.4      6.4
------------------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                    $ 95,154.7          $ 90,993.5          $ 83,240.3           4.6 %   14.3 %
--------------------------------------------------------------------------------------------------------------------------------

(1) Personal homeowner loans are real estate secured loans that have been underwritten and priced as unsecured loans. Personal homeowner loans are included in the other unsecured line, and comprise 4.8% of Household's total managed portfolio at 09/30/01, 4.9% at 06/30/01, and 4.1% at 09/30/00.

Credit Quality / Credit Loss Reserves

Two-Months-and-Over Contractual Delinquency
-------------------------------------------------------------------------
As a percent of managed consumer
 receivables, excludes commercial.        9/30/01    6/30/01     9/30/00
-------------------------------------------------------------------------
Real estate secured                         2.74 %     2.63 %      2.77 %
Auto finance                                2.54       2.09        2.19
MasterCard/Visa                             3.91       3.60        3.48
Private label                               5.88       5.66        5.67
Other unsecured                             8.51       8.43        7.72
-------------------------------------------------------------------------
Total                                       4.43 %     4.27 %      4.21 %
-------------------------------------------------------------------------


Quarter-to-Date Chargeoffs, Net of Recoveries
-------------------------------------------------------------------------
As a percent of average managed consumer receivables, annualized, excludes commercial.
-------------------------------------------------------------------------
Real estate secured                          .52 %      .48 %       .41 %
Auto finance                                4.84       4.47        4.45
MasterCard/Visa                             6.75       6.82        5.23
Private label                               5.13       5.09        5.28
Other unsecured                             7.00       6.82        7.00
-------------------------------------------------------------------------
Total                                       3.74 %     3.71 %      3.47 %
-------------------------------------------------------------------------


Nonperforming Assets
---------------------------------------------------------------------------
($ millions)
---------------------------------------------------------------------------
Nonaccrual managed receivables           $ 2,429.4  $ 2,232.5   $ 1,984.1
Accruing managed receivables
    90 or more days delinquent               993.6      899.9       802.8
Renegotiated commercial loans                    -       12.3        12.3
---------------------------------------------------------------------------
Total nonperforming managed receivables    3,423.0    3,144.7     2,799.2
Real estate owned                            363.1      365.2       336.9
---------------------------------------------------------------------------
Total nonperforming assets               $ 3,786.1  $ 3,509.9   $ 3,136.1
---------------------------------------------------------------------------
Managed credit loss reserves as a percent
    of nonperforming managed receivables     103.9 %    109.9 %     106.7%
---------------------------------------------------------------------------


Credit Loss Reserves
-------------------------------------------------------------------------------------------------------
($ millions)                             9/30/01              6/30/01             9/30/00
-------------------------------------------------------------------------------------------------------
Reserves for owned receivables
   at beginning of quarter            $ 2,376.5             $ 2,282.4           $ 1,986.5
Provision for credit losses               722.9                 657.1               524.4
Chargeoffs, net of recoveries            (630.2)               (573.2)             (474.9)
Other, net                                  7.4                  10.2               (26.8)
-------------------------------------------------------------------------------------------------------
Reserves for owned receivables
   at end of quarter                    2,476.6   3.28 %(1)   2,376.5  3.31%(1)   2,009.2    3.11%(1)
-------------------------------------------------------------------------------------------------------
Credit loss reserves for
   receivables serviced
   with limited recourse at beginning
   of quarter                           1,080.0                1,057.8              961.7
Provision for credit losses               243.9                  277.7              250.5
Chargeoffs, net of recoveries            (240.4)                (255.9)            (229.3)
Other, net                                 (5.1)                   0.4               (6.1)
-------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables
   serviced with limited recourse at
   end of quarter                       1,078.4   5.37 %(1)    1,080.0  5.46%(1)    976.8    5.18%(1)
-------------------------------------------------------------------------------------------------------
Total managed credit loss reserves
   at end of quarter                  $ 3,555.0   3.72 %(1)  $ 3,456.5  3.78%(1) $2,986.0    3.58%(1)
-------------------------------------------------------------------------------------------------------

(1)  % Columns:  comparisons to appropriate receivables.